CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (Nos. 333-279655, 333-276949, 333-230064, 333-225364, 333-223217,  333-209540, 333-208185, and 333-216128) on Form S-8 of our reports dated March 21, 2025, with respect to the consolidated financial statements and financial statement schedule II of Duluth Holdings Inc..

/s/  KPMG LLP

Milwaukee, WI

March 21, 2025